Exhibit 5.4
[LETTERHEAD OF VORYS, SATER, SEYMOUR AND PEASE LLP]
January 21, 2014
Post Holdings, Inc.
2503 Hanley Road
St. Louis, Missouri 63144

Re:	Form S-4 Registration Statement
Ladies and Gentlemen:
We have acted as special counsel to DNA Dreamfields Company, LLC, an Ohio limited liability company (the “Company”), in connection with the Registration Statement on Form S-4 filed by Post Holdings, Inc., a Missouri corporation (the “Issuer”) and the other registrants, including the Company and the other guarantors named therein (collectively, the “Guarantors”) on the date hereof, with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), and the Trust Indenture Act of 1939, as amended (the “Registration Statement”). Upon effectiveness of the Registration Statement, the Issuer and Guarantors propose to offer to exchange (the “Exchange Offer”) an aggregate principal amount of up to $350,000,000 of the Issuers’ 7.375% Senior Notes due 2022 (collectively, the “New Notes”) and the guarantees thereof by the Guarantors, registered under the Securities Act for an equal aggregate principal amount of the Issuers outstanding 7.375% Notes due 2022 and the guarantees thereof by the Guarantors. The Exchange Offer will be made pursuant to the Registration Rights Agreement, dated July 18, 2013 (the “Registration Rights Agreements”), by and among the Issuers, the Guarantors, and Credit Suisse Securities (USA) LLC, Barclays Capital Inc., J.P. Morgan Securities LLC, BMO Capital Markets Corp., Goldman, Sachs & Co., Nomura Securities International, Inc., SunTrust Robinson Humphrey, Inc. and Wells Fargo Securities, LLC, as representatives of the several initial purchasers named therein, which Registration Rights Agreement is incorporated by reference as Exhibit 4.3 to the Registration Statement. The New Notes and the New Guarantees are to be issued pursuant to the terms of the Indenture, dated February 3, 2012 and supplemented on (i) May 28, 2013, (ii) September 3, 2013 and (iii) January 13, 2014 (the “Supplement” and the Indenture, as so supplemented, the “Indenture”) by and among the Issuer, the Guarantors and Wells Fargo Bank, N.A., as trustee, which Indenture is incorporated by reference as Exhibit 4.1 to the Registration Statement.
In rendering the opinions hereinafter set forth, we have examined, in our capacity as special counsel in the State of Ohio to the Company, and for purposes of rendering this opinion, copies of:

(i)	the Notation of Guarantee dated as of January 13, 2014 executed by the Company (the “Notation”);

(ii)	the Indenture;

(iii)	the Registration Rights Agreement; and

(iv)	the certificate of an officer of the Company dated January 13, 2014 (the “Officer’s Certificate”).

DNA Dreamfields Company, LLC
January 21, 2014

The documents listed in subparagraphs (i), (ii) and (iii) above being referred to herein collectively as the “Documents”. As used herein, the term “New Guarantee” means the guarantee of the New Notes by the Company in accordance with the Indenture and the Notation.
In addition, we have examined (a) a Certificate issued by the Secretary of State of Ohio on January 7, 2014, with respect to the full force and effect of the Company (the “Good Standing Certificate”), (b) the Articles of Organization of the Company certified by the Secretary of State of Ohio on January 8, 2014 (the “Articles of Organization”), (c) a copy of the Limited Liability Company Operating Agreement of the Company, certified to us in the Officer’s Certificate as being true and complete and in full force and effect as of the dates provided in the Officer’s Certificates (the “Operating Agreement”), (d) a copy of the resolutions adopted by the Company, certified to us in the Officer’s Certificate as being complete and in full force and effect as of the date provided in the Officer’s Certificate, and (e) such other certificates, documents, instruments, laws, statutes, regulations and other matters as we have deemed necessary or advisable in order to render the following opinion.
In rendering this opinion, we have, with your permission, assumed the authenticity of all records, documents, agreements, certificates and instruments examined by us, the correctness of the information contained in all records, documents, agreements, certificates and instruments examined by us, the genuineness of all signatures, the authority of all persons entering and maintaining records or executing documents, agreements, certificates and instruments (other than persons executing documents, agreements, certificates and instruments on behalf of the Company), and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents, agreements, certificates or instruments.
We have relied solely upon the examinations and inquiries recited herein and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation. As to all matters of fact which are material to our opinion, we have relied, without any independent due diligence or other investigation, upon the truth and accuracy of the representations, warranties and recitals of fact (as opposed to conclusions of law) made or set forth in the Documents and in the Officer’s Certificate, but we have no knowledge that any such statements are inaccurate or incomplete.
As used in the opinion with respect to the Company, the phrases “power and authority” and “duly authorized by all necessary limited liability company action” refer and are limited to the Ohio Limited Liability Company Law (R.C. Chapter 1705) and the Articles of Organization and Operating Agreement and the resolutions adopted by the Company referred to hereinabove. In providing our opinions herein with respect to authorization by the Company of the Indenture and the New Guarantee, to the extent that Company’s sole member or any other affiliate of the Company is a party to such agreement, we have assumed that the terms and conditions of such agreement were fair to the Company vis-à-vis such sole member or other affiliate party at the time such agreement was authorized by the Company.
Based upon and subject to the foregoing and the further qualifications and limitations set forth below, as of the date hereof, and to the extent that the law of the State of Ohio applies, we are of the opinion that:

DNA Dreamfields Company, LLC
January 21, 2014

(1)    Based solely on the Good Standing Certificate, the Company is a limited liability company in full force and effect under the laws of the State of Ohio. The Company has the limited liability company power and authority to execute, deliver and perform its obligations under the Indenture and the New Guarantee.
(2)    The execution and delivery by the Company of the Indenture and the New Guarantee, and the performance by the Company of its obligations thereunder, have been duly authorized by all necessary limited liability company action of the Company.
(3)    The Indenture and the Notation have been duly executed and delivered by the Company.
The opinions set forth above are subject to the following qualifications and limitations:
In issuing this opinion letter, we have acted only as members of the bar of the State of Ohio. We express no opinion as to matters under or involving any laws other than the laws of the State of Ohio. We have made no investigation or review of any laws, rules, regulations, judgments, degrees, franchises, certificates, or the like, other than the laws, rules and regulations of the State of Ohio relating to the Company. This opinion speaks as of its date and is strictly limited to the matters stated herein. This opinion is given to you solely for use in connection with the filing of the Registration Statement and may not be relied upon for any other purpose.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained therein under the caption “Legal Matters.” In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations promulgated thereunder.
We assume no obligation to update or supplement this opinion in response to subsequent changes in the law or future events affecting the transactions contemplated by the Documents. Except in connection with the Registration Statement as aforesaid, no portion of this opinion may be quoted or incorporated by any person or, except as expressly stated above with respect to the prospectus contained in the Registration Statement, in any offering statement or memorandum or prospectus, without our prior written consent.
Very truly yours,
/s/ VORYS, SATER, SEYMOUR AND PEASE LLP